UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Discover Financial Services (the “Company”) restructured the compensation program for our named executive officers (the “NEOs”)—reducing base salaries, introducing performance stock units, and instituting a clawback policy. These changes have been made to further reinforce the Company’s objective to more closely align executive compensation with Company performance, while appropriately balancing risk and reward.

As a result of these structural changes, after the grant of incentive equity and cash compensation for 2010 performance, NEO compensation for 2011 will comprise four key components—base salary, performance stock units, restricted stock units, and an incentive cash award—with a significant portion of total compensation tied to long-term Company performance. Under the restructured compensation program, incentive equity compensation will be granted on a prospective basis at the beginning of the performance period (as opposed to awarded following the completion of a performance period) as a way of motivating desired executive behaviors and aligning compensation with the long-term interests of shareholders. The Company is also introducing an enhanced clawback to further align the accountability of our NEOs to shareholder interests. The key changes to our compensation program are summarized below.

•

Reduction in Base Salaries. For 2011, the Company has reduced the base salary (including the elimination of salary stock) of our NEOs. The following table shows the base salaries which are expected to be paid to our NEOs in fiscal 2011 compared to 2010 base pay:

Name	Total 2010 Base Salary		Total 2011 Base Salary
	Cash	Stock*
David Nelms	$1,000,000	$3,550,000	$1,000,000
Roy Guthrie	$750,000	$1,150,000	$650,000
Roger Hochschild	$800,000	$2,100,000	$750,000
Diane Offereins	$750,000	$1,000,000	$650,000
Carlos Minetti	$750,000	$1,000,000	$650,000

*	Salary stock granted during 2010 contains transfer restrictions which lapse according to the salary stock grant date in 2011, 2012 or 2013. For more information, please see the Current Report on Form 8-K which was filed by the Company on December 11, 2009.

•

Introduction of Performance Stock Units: For 2011, the Company for the first time is granting NEOs performance stock units that vest and deliver value if (i) the Company meets specific cumulative earnings per share performance thresholds and (ii) the NEO completes a year of service following the performance period and meets other conditions which are discussed in further detail below.

•

Enhanced Clawback: The Company instituted a clawback so that it can reclaim performance stock unit compensation for up to three years if the Company restates its financial statements due to material noncompliance with financial reporting requirements.

Performance Stock Unit Program

These performance stock units were granted under the Company’s Amended and Restated 2007 Omnibus Incentive Compensation Plan and will replace a portion of the awards that were historically granted in the form of restricted stock units. Under this program, performance stock units will generally vest and convert to shares of Company common stock if and to the extent the Company achieves a predetermined Company performance goal over a two year period, the executive remains employed by the Company over three years from the beginning of the performance period (with exceptions for certain termination events), and subject to an evaluation of compliance with the Company’s risk policy at the end of the third year. The performance period begins on December 1, 2010 and ends on November 30, 2012 (the “Performance Period”). Participants will receive no portion of the award if the minimum performance threshold is not met. If the Company exceeds the target performance hurdles, the NEO can potentially earn an award with a number of units in excess of the target number up to a maximum of two times the target award. Any shares received upon conversion of these performance stock units will be subject to the stock ownership guidelines for senior executives.

The purpose of this grant is to further reinforce the NEO’s accountability for the Company’s future financial and strategic goals by tying a greater portion of compensation directly to the Company’s earnings per share. The following performance stock units were awarded to the NEOs:

Named Executive Officer	Target Number of Awards
David Nelms	181,629
Roy Guthrie	53,025
Roger Hochschild	122,600
Diane Offereins	50,597
Carlos Minetti	50,597

To the extent the NEO voluntarily terminates from the Company or is terminated for cause prior to the scheduled vesting date, other than as described below, none of the units will vest and the entire award will be forfeited. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to: (i) involuntary termination such as a reduction in force or (ii) a retirement, death or disability, a pro rata portion of the performance stock units will vest and convert to shares following the conclusion of the vesting period. In the event of a change in control of the Company during the first year of the Performance Period, the award will be converted to cash at target performance and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second year of the Performance Period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. The performance stock units are subject to certain restrictive covenants. The awards will receive dividend equivalents in cash which will accumulate and pay out, if at all, when the underlying shares are paid to the NEOs and to the extent the shares are paid.

Restricted Stock Units

The restricted stock units granted for 2011 will convert ratably over a four-year period and are subject to market risk tied to the Company stock price. These awards otherwise contain terms and conditions which are substantially similar to awards granted for prior year performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: December 16, 2010	By:	/s/ Simon Halfin
Name: Simon Halfin
Title: Assistant Secretary